UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 7, 2015

(Date of earliest event reported)

MusclePharm Corporation

(Exact name of registrant as specified in its charter)

NEVADA	000-53166	77-0664193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4721 Ironton Street, Building A

Denver, Colorado 80239

(Address of principal executive offices) (Zip Code)

(303) 396-6100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 7, 2015, MusclePharm Corporation (the “Company”) sold a Convertible Secured Promissory Note (the “Note”) in the principal amount of $6,000,000.00 to Ryan Drexler, the Executive Chairman of the Company (the “Financing”). The Note bears interest at the rate of 8% per annum (10% upon an Event of Default (as defined in the Note)), is payable at maturity and may be converted, at the option of its holder, into shares of the Company’s common stock at a conversion price of $2.30 per share. Any interest not paid when due shall be capitalized and added to the principal amount of the Note and bear interest on the applicable interest payment date along with all other unpaid principal, capitalized interest, and other capitalized obligations. The Company may prepay the note without penalty any time before the January 15, 2017 maturity date. The Note provides that Mr. Drexler shall have the right to designate two new members to the Board and that the size of the Board shall be increased accordingly.

The Note contains customary events of default, including, among others, the failure by the Company to make a payment of principal or interest when due. The Note also contains customary restrictions on the ability of the Company to, among other things, grant liens or incur indebtedness, but the Company may incur new subordinated debt that is approved by a majority of the Board. The restrictions are also subject to certain additional customary qualifications and carveouts.

The Note is secured by all of the assets of the Company pursuant to the terms and conditions of a security agreement between the Company and Mr. Drexler (the “Security Agreement”). In addition, Mr. Drexler entered into a subordination agreement (the “Subordination Agreement”) with ANB Bank pursuant to which the payment of the Company’s obligations under the Note and Security Agreement is subordinate and subject in right of payment to the prior full payment of the ANB Bank Debt (as defined in the Subordination Agreement) and the Subordinated Liens (as defined in the Subordination Agreement) are subordinated to the ANB Bank Liens (as defined in the Subordination Agreement).

The Board approved the Financing after deliberation and consideration of the related party components of the transaction and determined that it was a fair and reasonable transaction negotiated at arm’s length.

The foregoing description of the Financing and the principal terms of the Note and Security Agreement is a general description only, does not purport to be complete, and is qualified in its entirety by reference to the terms of the Note and the Security Agreement, which will be attached as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and, when filed, such exhibits shall be incorporated by reference herein.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement.

The information set forth in Item 1.01 is incorporated by reference herein.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth in Item 1.01 is incorporated by reference herein.

The issuance and sale of the Note are exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, because the transaction does not involve a public offering.

ITEM 7.01	REGULATION FD DISCLOSURE.

On December 10, 2015, the Company issued a press release which included the Executive Chairman’s letter to the shareholders of the Company. A copy of the press release is attached to this report as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

99.1	MusclePharm Corporation Press Release issued December 10, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

Dated: December 10, 2015
	By:	/s/ Brad J. Pyatt
	Name:	Brad J. Pyatt
	Title:	Chief Executive Officer